================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                              NCS HEALTHCARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              KEVIN B. SHAW, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    (NAME OF PERSON FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                 Not Applicable

     (2) Aggregate number of securities to which transaction applies:
                 Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*
                 Not Applicable

     (4) Proposed maximum aggregate value of transaction:
                 Not Applicable

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:
------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

================================================================================

                            NCS HEALTHCARE [LOGO]

October 2, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of NCS HealthCare, Inc. to be held Thursday, October 30, 1997 at 9:30 a.m. (local time) at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio.

     You will consider and vote upon the election of the Company's Board of Directors. In addition, there will be a discussion of the Company's activities and a progress report on our first quarter, which ended on September 30.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. You are, of course, welcome to attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

     On behalf of the Board of Directors and the management of NCS HealthCare, Inc., we would like to thank you for your continued support and confidence.

                     Sincerely,

                     /s/ Jon H. Outcalt

                     Jon H. Outcalt               /s/ Kevin B. Shaw
                     Chairman
                                                  Kevin B. Shaw
                                                  President and Chief Executive
                                                  Officer

                              NCS HEALTHCARE, INC.

                            3201 Enterprise Parkway
                             Cleveland, Ohio 44122

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, OCTOBER 30, 1997

     The 1997 Annual Meeting of Stockholders of NCS HealthCare, Inc. ("NCS" or the "Company"), a Delaware corporation, will be held Thursday, October 30, 1997 at 9:30 a.m., Cleveland, Ohio local time, at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio. Doors to the meeting will be open at 9:00 a.m.

     The meeting will be conducted:

          1. To consider and to vote upon the election of the class of Directors whose terms will expire at the Annual Meeting of Stockholders to be held in 2000; and

          2. To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

     Only stockholders of record at the close of business on September 25, 1997 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

                                          Kevin B. Shaw
                                          President and Chief Executive Officer
October 2, 1997

EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY
                     CARD IN THE ENCLOSED PREPAID ENVELOPE.

                              NCS HEALTHCARE, INC.

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                     To be held Thursday, October 30, 1997
                       Mailed on or about October 2, 1997

                                  INTRODUCTION

     This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of NCS Healthcare, Inc., a Delaware corporation ("NCS" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or the "Board of Directors") from holders of record of the Company's outstanding shares of Class A Common Stock, $.0l par value (the "Class A Stock"), and Class B Common Stock, $.0l par value (the "Class B Stock") (the Class A Stock and Class B Stock hereinafter collectively referred to as the "Common Stock") as of the close of business on September 25, 1997 (the "Annual Meeting Record Date") for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, October 30, 1997, at 9:30 a.m. local time at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about October 2, 1997. The headquarters and principal executive offices of the Company are located at 3201 Enterprise Parkway, Cleveland, Ohio 44122.

     Proxies will be solicited by mail, telephone or other means of communication. Solicitation also may be made by Directors, officers and other employees of the Company not specifically employed for this purpose. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc. for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

                      VOTING RIGHTS AND PROXY INFORMATION

     Only holders of record of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Holders of Class A Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting, and holders of Class B Stock are entitled to ten votes per share on any such matters. Except as otherwise provided by the Company's Certificate of Incorporation or required by law, holders of Class A Stock and Class B Stock will at all times vote on all matters (including the election of Directors) together as one class. The presence, either in person or by properly executed and delivered proxy, of the holders of a majority of the voting power of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by stockholders at such meeting. Under Delaware law,

Common Stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     A plurality of the votes present in person or represented by proxy at the Annual Meeting is required to elect the nominees for Director. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     Unless otherwise provided by law or the Company's Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the Common Stock entitled to vote on such a matter and present in person or represented by proxy at the Annual Meeting is required to approve all other matters properly brought before the Annual Meeting. Abstentions as to all such matters will have the same effect as votes against such matters. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any proposal requiring the affirmative vote of the holder of a majority of the outstanding shares present and entitled to vote.

     As of September 25, 1997, there were 11,709,473 shares of Class A Stock and 7,018,824 shares of Class B Stock outstanding and entitled to vote at the Annual Meeting. All shares of Common Stock of the Company that are represented at the Annual Meeting by properly executed and delivered proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the nominees recommended by the Board.

     In the event that a quorum is not present at the time the Annual Meeting is convened or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all Common Stock for which they have voting authority in favor of such adjournment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with National City Bank, in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to National City Bank, Corporate Trust Administration, 629 Euclid Avenue, Room 635, Cleveland, Ohio 44114, Attention: Mr. J. Dean Presson.

              STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of September 25, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all Directors and executive officers as a group.

                                              CLASS A STOCK                     CLASS B STOCK
                                           BENEFICIALLY OWNED               BENEFICIALLY OWNED(1)
                                       ---------------------------       ---------------------------
NAME                                      NUMBER           PERCENT          NUMBER           PERCENT
-------------------------------------  -------------       -------       -------------       -------
Pilgrim Baxter & Associates
  1255 Drummers Lane
  Suite 300
  Wayne, PA 19087....................    1,253,800(2)        10.7%                --             --%
Putnam Investments, Inc.
  One Post Office Square
  Boston, MA 02109...................    1,043,344(3)         8.9                 --             --
Van Wagoner Funds, Inc.
  One Bush Street
  Suite 1150
  San Francisco, CA 94104............      590,300(4)         5.0                 --             --
Jon H. Outcalt (5)...................       33,063              *          3,476,086(6)        49.5
Kevin B. Shaw (5)....................       12,330              *          1,141,134(7)        16.3
Phyllis K. Wilson....................        1,782              *            182,899            2.6
Jeffrey R. Steinhilber...............        1,782              *             87,205(8)         1.2
Marvin R. Richardson.................       53,282              *                 --             --
William B. Byrum.....................       46,522(9)           *                 --             --
A. Malachi Mixon III.................       35,650              *             92,185            1.3
James B. Naylor......................           --             --            363,005            5.2
Richard L. Osborne...................        3,565              *            116,767(10)        1.7
Boake A. Sells.......................       14,260              *             92,185            1.3
All Directors and executive officers
  as a group (12 persons) (11).......      205,121            1.8          5,551,466           80.0

---------------

  * Less than one percent.

 (1) Each share of Class B Stock carries ten votes per share and is convertible at any time into one share of Class A Stock.

 (2) Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on March 12, 1997, which was also filed on behalf of Harold J. Baxter and Gary L. Pilgrim. Pilgrim Baxter & Associates has sole power to dispose of the 1,253,800 shares of Class A Stock, and each of Messrs. Baxter and Pilgrim and Pilgrim Baxter & Associates shares the power to vote those shares.

 (3) Based solely upon information contained in Amendment No. 1 to the Schedule 13G filed with the Securities and Exchange Commission on January 30, 1997 by Putnam Investments, Inc. ("PI") on behalf of itself and Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PI is a wholly-owned subsidiary of MMC. PIM, the investment adviser to the Putnam family of mutual funds, and PAC, the investment adviser to Putnam's institutional clients, are wholly-owned by PI. PIM and PAC have shared dispository power over 880,693 shares and 162,651 shares of Class A Stock, respectively. PAC also has shared voting power over 130,851 shares of Class A Stock held by institutional clients. PI and MMC disclaim beneficial ownership over the shares held by PIM and PAC.

 (4) Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 1997, which was also filed on behalf of Van Wagoner Capital Management, Inc. ("VWCM"). VWCM is an investment adviser to Van Wagoner Funds, Inc. ("VWF"). VWCM has sole dispositive power over 590,300 shares of Class A Stock and VWF has sole voting power over 525,000 shares of Class A Stock. Both share beneficial ownership over the same 525,000 shares. VWF and VWCM disclaim the existence of a "group."

 (5) The beneficial owner's address is c/o NCS HealthCare, Inc., 3201 Enterprise Parkway, Suite 220, Cleveland, Ohio 44122.

 (6) Owned of record by the Jon H. Outcalt Trust.

 (7) Includes 184,370 shares of Class B Stock held by a limited partnership of which Mr. Shaw is the sole general partner.

 (8) Includes options, exercisable within 60 days of the Annual Meeting Record Date, to purchase 71,073 shares of Class B Stock.

 (9) Includes 100 shares of Class A Stock owned by the trustee for an individual retirement account for the benefit of Mr. Byrum and 280 shares of Class A Stock owned by the trustee for an individual retirement account for the benefit of Mr. Byrum's spouse.

(10) Includes options, exercisable within 60 days of the Annual Meeting Record Date, to purchase 15,364 shares of Class B Stock.

(11) Includes options, exercisable within 60 days of the Annual Meeting Record Date, to purchase 2,304 shares of Class A Stock and 86,437 shares of Class B Stock.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is comprised of seven Directors. The Company presently has three classes of Directors. The Board has nominated and recommends the reelection of Messrs. Shaw and Sells as "Class II Directors" for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2000. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Shaw and Sells.

     If elected, Messrs. Shaw and Sells have consented to serve as Directors of the Company for the three-year term or until their respective successors are elected and qualified. Further information with respect to both nominees is set forth below in the section entitled "Nominees for Class II Director." Although it is not contemplated that any nominee will be unable to serve as a Director, in such event, the proxies will be voted by the proxyholders for such other person or persons as may be designated by the present Board of Directors.

NOMINEES FOR CLASS II DIRECTOR

Boake A. Sells
  Director since 1993
  Member of the Audit and Human
     Resources Committees of the
     Board of Directors
  Age: 60 Boake A. Sells has been a self-employed private investor since June 1992. He was Chairman of the Board, President and Chief Executive Officer of Revco D.S., Inc. from September 1987 to June 1992 and was formerly President and Chief Operating Officer of Dayton Hudson Corporation and President and Chief Operating Officer of Cole National Corporation. Mr. Sells is a Director of Harrah's Entertainment, Inc., a leading casino gaming company.

Kevin B. Shaw
  President, Chief Executive
  Officer and
    Secretary
  Director since 1986
  Age: 40 Kevin B. Shaw is a founding principal of NCS and has served as President, Secretary and a Director of the Company since 1986 and as Chief Executive Officer since December 1985. Prior to joining the Company, he was employed by McKinsey & Company and Owens Corning Fiberglas.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES AS DIRECTORS OF THE COMPANY.

DIRECTORS CONTINUING IN OFFICE

James B. Naylor
  Director since 1986
  Member of the Audit Committee of
    the Board of Directors
  Term as Class I Director expires
  1999
  Age: 43 James B. Naylor has managed acquisitions with McClintock Industries, a company that invests in industrial product companies, since July 1997. From July 1993 to July 1997, Mr. Naylor was the President of Federal Process Corporation, a manufacturer and distributor of industrial products. From August 1986 to October 1995, Mr. Naylor was Executive Vice President of NCS's predecessor, and from November 1986 to July 1995, he was Vice President of Modern Pharmacy Consultants. He was formerly with Booz, Allen & Hamilton, Inc. and with Invacare Corporation, a leading world-wide manufacturer and distributor of home health care products.

A. Malachi Mixon III
  Director since 1994
  Member of the Audit and Human
    Resources Committees of the
    Board of Directors
  Term as Class I Director expires
  1999
  Age: 57 A. Malachi Mixon III has been the Chief Executive Officer and a Director of Invacare Corporation since 1979 and, since 1983, its Chairman of the Board. Mr. Mixon also served as President of Invacare Corporation from 1979 to 1996. Invacare Corporation is a leading world wide manufacturer and distributor of home health care products. Mr. Mixon also serves as a Director of Lamson & Sessions Co., a supplier of engineered thermoplastic products, and
                                       Sherwin-Williams Company, a producer and distributor of coatings and related products, and is Chairman of the Board of Trustees of The Cleveland Clinic Foundation, one of the world's leading health care institutions.

Phyllis K. Wilson
  Executive Vice President
  Director since 1993
  Term as Class I Director expires
  1999
  Age: 56 Phyllis K. Wilson is the founder of NCS's Columbus, Ohio operation and heads the corporate and support functions of the Company. From 1989 to June 1995, she was responsible for corporate development and oversaw the Company's Ohio and Michigan operations. She is past President of the Ohio State Board of Pharmacy and served as a member of that board from 1977 to 1985. Ms. Wilson is a founding member of the American Society of Consultant Pharmacists.

Richard L. Osborne
  Director since 1986
  Member of the Human Resources
    Committee of the Board of
  Directors
  Term as Class III Director
  expires 1998
  Age: 59 Richard L. Osborne has served as the Executive Dean of the Weatherhead School of Management, Case Western Reserve University, Cleveland, Ohio, since 1971. Mr. Osborne serves on the Board of Myers Industries, Inc., a manufacturer of plastic and rubber parts for the automotive and other industries, New Horizons Worldwide, Inc., a provider of computer training services, and Ohio Savings Financial Corporation, a savings and loan holding company.

Jon H. Outcalt
  Chairman of the Board
  Director since 1986
  Term as Class III Director
  expires 1998
  Age: 61 Jon H. Outcalt is a founding principal of NCS. He was a Senior Vice President of Alliance Capital Management L.P., a global investment management company, from 1975 to December 1995. Mr. Outcalt serves on the Board of Directors of Myers Industries, Inc., a manufacturer of plastic and rubber parts for the automotive and other industries, and Ohio Savings Financial Corporation, a savings and loan holding company.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Presently, the Board is comprised of seven members, four of whom are not officers or employees of the Company. During the fiscal year ended June 30, 1997, the Board met three times and acted by unanimous written consent nine times.

     The Board has two standing committees: (i) Audit and (ii) Human Resources. The Audit and Human Resources Committees were created on February 5, 1996 in connection with the Company's initial public offering. The members of each committee are appointed by the Board of Directors and serve at its discretion. A majority of each of the committees constitutes a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, are acts of any of the respective committees. The Company does not have a standing nominating committee or a committee performing similar functions.

     The members of the Audit Committee are A. Malachi Mixon III, James B. Naylor and Boake A. Sells, none of whom was an officer or employee of the Company or any of its subsidiaries. The Audit Committee has general responsibility for supervision of the financial controls as well as accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the Company's independent certified public accountants, makes recommendations to the Board of Directors concerning the selection of the accountants and reviews the planning, fees and results of such accountants' audits. The Audit Committee met twice with respect to the fiscal year ended June 30, 1997.

     The members of the Human Resources Committee are A. Malachi Mixon III, Richard L. Osborne and Boake A. Sells, none of whom was an officer or employee of the Company or any of its subsidiaries. The Human Resources Committee has the authority to (i) administer the Company's stock option plans, including the selection of optionees and the timing of option grants, and (ii) review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Human Resources Committee met three times with respect to the fiscal year ended June 30, 1997.

                           COMPENSATION OF DIRECTORS

     The Company endeavors to maintain a mutuality of interest between its Directors and the stockholders of the Company. Hence, it has required all of its Directors to purchase Common Stock and has compensated its Directors, who are not also key employees, solely by granting options to purchase shares of Class B Stock. No Director fees have been paid, and the Company does not anticipate paying Director fees in the foreseeable future.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The table below sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1995, 1996 and 1997, to the Company's Chief Executive Officer and to the four most highly compensated executive officers of the Company for the fiscal year ended June 30, 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                               ANNUAL             ------------
                                                           COMPENSATION(1)         SECURITIES
                                             FISCAL    -----------------------     UNDERLYING      ALL OTHER
                                              YEAR      SALARY        BONUS         OPTIONS       COMPENSATION
                                             ------    --------    -----------    ------------    ------------
Kevin B. Shaw..............................   1997     $153,970     $      --         30,000(2)     $  4,660(3)
President and Chief Executive Officer         1996      140,000        32,000         10,000(2)        4,787(3)
                                              1995      129,000       136,000             --           5,840(3)
Phyllis K. Wilson..........................   1997      143,390            --          5,000(2)       50,476(4)
Executive Vice President                      1996      138,200        20,000          5,000(2)       49,849(4)
                                              1995      138,200        60,000             --          50,430(4)
Jeffrey R. Steinhilber.....................   1997      139,423        30,000         15,000(2)        2,986(5)
Senior Vice President and Chief Financial     1996      130,000        28,000         22,540(2)        1,322(5)
  Officer
                                              1995      125,000        40,000        118,457(6)           --
Marvin R. Richardson(7)....................   1997      115,385            --         10,000(2)        2,307(8)
Senior Vice President -- Sales and            1996       80,000            --          1,000(2)           --
  Marketing
                                              1995           --            --             --              --
William B. Byrum(9)........................   1997      129,808        72,500         30,000(2)        2,299(8)
Vice President -- Corporate Development       1996      112,500        64,250          1,000(2)          467(8)
                                              1995           --            --             --              --

---------------

(1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) Represents options to purchase shares of Class A Stock.

(3) Includes, for fiscal year ended June 30, 1997, fiscal year ended June 30, 1996 and fiscal year ended June 30, 1995, respectively, (i) $3,077 paid by the Company for the payment of premiums on life insurance policies and $1,583 contributed by the Company to its 401(k) Plan on behalf of Mr. Shaw;
    (ii) $2,938 paid by the Company for the payment of premiums on life insurance policies and $1,849 contributed by NCS to its 401(k) Plan on behalf of Mr. Shaw and (iii) $3,992 paid by the Company for the payment of premiums on life insurance policies and $1,848 contributed by NCS to its 401(k) Plan on behalf of Mr. Shaw. The Company currently matches each participating employee's contributions to the 401(k) Plan to the extent of 20% of the first 10% of the participant's salary reduction, up to the maximum allowable under the Internal Revenue Code.

(4) Includes, for fiscal year ended June 30, 1997, fiscal year ended June 30, 1996 and fiscal year ended June 30, 1995, respectively, (i) $48,576 in premiums used to fund deferred compensation to be paid to Ms. Wilson pursuant to the terms of a Deferred Compensation Agreement and $1,900 contributed by the Company to its 401(k) Plan on behalf of Ms. Wilson; (ii) $48,000 in premiums used to fund deferred compensation to be paid to Ms. Wilson pursuant to the terms of a Deferred Compensation Agreement and $1,849 contributed by the Company to its 401(k) Plan on behalf of Ms. Wilson and
    (iii) $48,582 in premiums used to fund deferred compensation to be paid to Ms. Wilson pursuant to the terms of a Deferred Compensation Agreement and $1,848 contributed by the Company to its 401(k) Plan on behalf of Ms. Wilson.

(5) Includes, for fiscal year ended June 30, 1997 and fiscal year ended June 30, 1996, respectively, (i) $1,048 paid by the Company for the payment of premiums on life insurance policies and $1,938 contributed by

    NCS to its 401(k) Plan on behalf of Mr. Steinhilber; and (ii) $1,322 contributed by NCS to its 401(k) Plan on behalf of Mr. Steinhilber.

(6) Represents options to purchase shares of Class B Stock.

(7) Mr. Richardson joined the Company on January 1, 1996.

(8) Represents amounts contributed by NCS to its 401(k) Plan on behalf of the employee.

(9) Mr. Byrum joined the Company on September 1, 1995.

OPTION GRANTS

     The following table sets forth certain information relating to grants of stock options made during the fiscal year ended June 30, 1997 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above.

                                                                                          POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                          -----------------------------------------------------------            ANNUAL
                                         PERCENTAGE OF                                    RATES OF STOCK PRICE
                                             TOTAL                                          APPRECIATION FOR
                          NUMBER OF         OPTIONS                                              OPTION
                          SECURITIES       GRANTED TO       EXERCISE OR                           TERM
                          UNDERLYING      EMPLOYEES IN      BASE PRICE     EXPIRATION    ----------------------
          NAME             OPTIONS        FISCAL YEAR       (PER SHARE)       DATE          5%          10%
------------------------  ----------    ----------------    -----------    ----------    --------    ----------
Kevin B. Shaw...........    30,000            10.0%           $ 20.00        2/22/07     $165,768    $  366,306
Phyllis K. Wilson.......     5,000             1.7              20.00        2/22/07       27,628        61,051
Jeffrey R.
  Steinhilber...........    15,000             5.0              20.00        2/22/07       82,884       183,153
Marvin R. Richardson....    10,000             3.3              20.00        2/22/07       55,256       122,102
William B. Byrum........    30,000            10.0              20.00        2/22/07      165,768       366,306

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain information concerning the value of securities underlying unexercised stock options held by each of the Named Executive Officers during the fiscal year ended June 30, 1997. No stock options were exercised by any of the named Executive Officers during the fiscal year ended June 30, 1997. This table assumes the conversion into Class A Stock of all shares of Class B Stock issuable upon the exercise of certain options.

                                                             NUMBER OF
                                                             SECURITIES
                                                             UNDERLYING                 VALUE OF UNEXERCISED
                         NUMBER OF                          UNEXERCISED                IN-THE-MONEY OPTIONS AT
                          SHARES                      OPTIONS AT JUNE 30, 1997            JUNE 30, 1997(1)
                        ACQUIRED ON      VALUE      ----------------------------   -------------------------------
         NAME            EXERCISE       REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----------------------- -----------    ----------   -----------    -------------   --------------    -------------
Kevin B. Shaw..........        --              --          --          40,000        $       --        $ 450,200
Phyllis K. Wilson......        --              --          --          10,000                --          121,300
Jeffrey R.
  Steinhilber..........        --              --      71,073          84,922         1,719,256        1,614,726
Marvin R. Richardson...        --              --          --          11,000                --          117,680
William B. Byrum.......        --              --          --          31,000                --          325,280

---------------

(1) Represents the total gain which would be realized if all in-the-money options beneficially held at June 30, 1997 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $30.38, the closing price for the Company's Class A Stock as reported by the Nasdaq National Market at June 30, 1997.

EMPLOYMENT AGREEMENT

     The Company is party to an employment agreement with William B. Byrum, dated September 1, 1995, pursuant to which Mr. Byrum is employed by the Company as Vice President -- Corporate Development. The agreement provides for a term of five years and an annual salary subject to increase at the discretion of the Company. The agreement provides for a bonus to be paid to Mr. Byrum. In addition, the agreement contains certain non-compete, non-disclosure and non-interference provisions applicable to Mr. Byrum.

     The Company, through its wholly-owned subsidiary NCS HealthCare of Indiana, Inc., is also party to an employment agreement with Marvin R. Richardson, dated May 31, 1995, pursuant to which Mr. Richardson was employed by the Company as the President of NCS HealthCare of Indiana, Inc. (f/k/a Quality Health Care of NCS, Inc.) until March 1997. The agreement provides for a term of four years from July 1, 1996 and an annual salary in addition to cash bonuses based on certain performance targets. The agreement also contains certain non-compete, non-disclosure and non-interference provisions applicable to Mr. Richardson. In March 1997, Mr. Richardson was promoted to the position of Senior Vice
President -- Sales and Marketing.

                              CERTAIN TRANSACTIONS

     The Company leases its Hilliard, Ohio facility from PR Realty, a partnership of which Phyllis K. Wilson is Managing Partner. The lease is in the first year of a ten-year term, with rent payable at an annual rate of $255,750. The Company believes that this lease is on terms comparable to those which could be obtained from an unrelated third party.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Human Resources Committee (the "Committee") of the Company's Board of Directors. The Committee is comprised of Messrs. Mixon, Osborne and Sells, none of whom is an officer or employee of the Company.

     The Committee's philosophy regarding the compensation of its executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives; (ii) to provide executives with incentive bonuses linked to Company and individual performance; and (iii) to provide executive officers with a significant equity stake in the Company through stock options or other equity incentives.

     Base salaries for all executive officers for fiscal 1997, other than Mr. Shaw, were established by the Committee based on recommendations by Mr. Shaw. Generally, base salaries for these executive officers were increased (i) in order to sufficiently retain and attract qualified executives and (ii) as a reflection of the Company's continued increase in earnings. Executive officers were eligible to receive cash bonuses for fiscal 1997 with bonus levels established based on each executive's function, level of responsibility and/or the terms of their employment agreements.

     The Committee believes that the interests of executives most responsible for the management and growth of the Company should be closely aligned with the long-term interests of the Company's stockholders. As a consequence, the Committee granted stock options to 50 employees of the Company. In determining the number of options awarded to individual executives, the Committee generally establishes a level of award based on the position of the individual and his or her level of responsibility. During the 1997 fiscal year, the

Company awarded options to purchase an aggregate of 208,250 shares of Class A Stock to the Company's executive officers. All of the stock options vest (i) over time and (ii) only if the trading price of the Company's Class A Stock reaches certain targeted levels.

     The compensation arrangements of Mr. Shaw are determined based on the Committee's subjective assessment of his performance, measured by the Company's overall financial performance and the Committee's assessment of his contributions to achieving strategic objectives during the year. In assessing Mr. Shaw's contribution, the Committee took into account the fact that the Company (i) achieved its highest level of revenues and net income during fiscal 1997, (ii) successfully completed a public offering of common stock, (iii) acquired 20 institutional pharmacies and (iv) introduced a new proprietary pharmacy information system.

     Section 162(m) of the Internal Revenue Code prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in any year in excess of $1 million. A covered employee is generally one of the Named Executive Officers. The Committee does not expect the deductibility of any compensation paid to its Named executive officers in 1997 to be affected by
Section 162(m). However, the Committee may consider alternatives to its existing compensation programs in the future to assure the deductibility of executive compensation.

                                          THE HUMAN RESOURCES COMMITTEE

                                          Richard L. Osborne, Chairman
                                          A. Malachi Mixon III
                                          Boake A. Sells

                               PERFORMANCE GRAPH

     The following line graph compares the percentage change in the cumulative total stockholder return on the Company's Class A Stock against the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Health Care Sector Index (the "S&P Health Care Sector Index") for the period which commenced February 14, 1996 and ended June 30, 1997. The graph assumes an investment of $100 on February 14, 1996 in Class A Stock or on January 31, 1996 for the applicable index, a reinvestment of dividends (no dividends were declared on the Company's Class A Stock during the period) and actual market value increases and decreases of the Company's Class A Stock relative to an initial investment of $100.

     The Company believes the information provided has only limited relevance and is not necessarily indicative of future price performance.

                 COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN
                 AMONG NCS HEALTHCARE, INC., THE S&P 500 INDEX
                      AND THE S&P HEALTH CARE SECTOR INDEX

                                      NCS                         S&P HEALTH
      MEASUREMENT PERIOD          HEALTHCARE,                     CARE SECTOR
    (FISCAL YEAR COVERED)            INC.        S&P 500 INDEX       INDEX
     2/14/96                          100             100             100
     6/96                             183             106             102
     6/97                             184             143             151

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and The Nasdaq Stock Market. Such persons are further required to furnish the Company with copies of all such forms they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company's Directors and executive officers for the fiscal year ended June 30, 1996, except that (i) Mr. Shaw's April 7, 1997 open market purchase of 5,000 shares of Class A Stock was reported on June 10, 1997, (ii) Mr. Richardson's initial statement of beneficial ownership for June

1997 was reported on September 29, 1997 and (iii) the February 1997 trust distribution of 1,334 shares of Class A Stock to Mr. Outcalt was reported on September 29, 1997.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the Annual Meeting of Stockholders to be held in 1998. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to NCS HealthCare, Inc., 3201 Enterprise Parkway, Cleveland, Ohio 44122 and must be received no later than June 5, 1998. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; and (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission and such other requirements imposed by the Company as set forth in its By-laws. The Chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the firm of Ernst & Young LLP, independent auditors, to examine and audit the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1998. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire. The representatives also will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Upon the receipt of a written request from any stockholder entitled to vote at the Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that, as of the Annual Meeting Record Date, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to: Kristen H. Schulz, Director of Investor Relations, NCS HealthCare, Inc., 3201 Enterprise Parkway, Cleveland, Ohio 44122.

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Kevin B. Shaw
                                            President and Chief Executive
                                            Officer
October 2, 1997

                              NCS HEALTHCARE, INC.
                         PROXY FOR CLASS A COMMON STOCK
               ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 30, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints JON H. OUTCALT, KEVIN B. SHAW and JEFFREY R. STEINHILBER, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Class A Common Stock of NCS HealthCare, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio, on Thursday, October 30, 1997, at 9:30 a.m. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Class A Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE TWO DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

    (1) ELECTION OF DIRECTORS

         [ ] FOR both nominees listed                                          [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary below)                              to vote for all nominees listed

                        KEVIN B. SHAW and BOAKE A. SELLS

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

                                  ----------------------------------------------
                                                    (To be signed on other side)

PROXY NO.                                                                 SHARES
                      (Proxy -- continued from other side)

    (2) In their discretion to act on any other matter or matters which may properly come before the meeting.

                                                    Please date, sign and return
                                                    promptly in the accompanying
                                                    envelope.

                                                    Dated:................, 1997

                                                    ............................

                                                         Your signature to this
                                                    Proxy form should be exactly
                                                    the same as the name
                                                    imprinted hereon. Persons
                                                    signing as executors,
                                                    administrators, trustees or
                                                    in similar capacities should
                                                    so indicate. For joint
                                                    accounts, the name of each
                                                    joint owner must be signed.

      THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR BOTH OF THE NOMINEES.
                                                 ---

                              NCS HEALTHCARE, INC.
                         PROXY FOR CLASS B COMMON STOCK
               ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 30, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints JON H. OUTCALT, KEVIN B. SHAW and JEFFREY R. STEINHILBER, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Class B Common Stock of NCS HealthCare, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio, on Thursday, October 30, 1997, at 9:30 a.m. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Class B Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE TWO DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

    (1) ELECTION OF DIRECTORS

         [ ] FOR both nominees listed                                          [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary below)                              to vote for all nominees listed

                        KEVIN B. SHAW and BOAKE A. SELLS

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

                                        ----------------------------------------
                                                    (To be signed on other side)

PROXY NO.                                                                 SHARES
                      (Proxy -- continued from other side)

    (2) In their discretion to act on any other matter or matters which may properly come before the meeting.

                                                    Please date, sign and return
                                                    promptly in the accompanying
                                                    envelope.

                                                    Dated:................, 1997

                                                    ............................

                                                         Your signature to this
                                                    Proxy form should be exactly
                                                    the same as the name
                                                    imprinted hereon. Persons
                                                    signing as executors,
                                                    administrators, trustees or
                                                    in similar capacities should
                                                    so indicate. For joint
                                                    accounts, the name of each
                                                    joint owner must be signed.

      THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR BOTH OF THE NOMINEES.
                                                 ---